UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

AINA LE’A, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-182904	45-4447703
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69-201 Waikoloa Beach Drive, #2617 Waikoloa, Hawaii		96738
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 886-1702

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2015 by Aina Le’a, Inc., a Delaware corporation (the “Company”), the Company and Bridge Aina Le’a, LLC, a Hawaii limited liability company (“Seller”), entered into that certain Purchase and Sale Agreement for Residential Property at Aina Le’a (the “Agreement”), effective October 16, 2015. Pursuant to the Agreement, the Company agreed to acquire from the Seller approximately 1,011 acres of urban zoned residential land (the “Property”).

Aina Le’a LLC, the predecessor entity to the Company, and Seller previously entered into that certain Joint Development Agreement, dated December 11, 2009 relating to the Property and other properties owned by the Company and the Seller separately and recorded a short form of the Joint Development Agreement titled “Short Form of Joint Development Agreement” in the Bureau of Conveyances as Document No. 2009-188880 on December 11, 2009 (the “Short Form”). In connection with the closing on the Property as described below, the Company and the Seller have entered into and recorded a Termination of Joint Development Agreement for the purpose of terminating the Joint Development Agreement and releasing, canceling, and terminating the Short Form.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 17, 2015 the Company closed on its acquisition from Bridge Aina Le’a, LLC of approximately 1,011 acres of urban zoned residential land constituting the Property for consideration of $24.0 million, of which $10.0 million was due upon closing and was paid from the Company’s working capital. The additional $14.0 million will be paid after closing under the terms of a related purchase money note, to be secured by a mortgage on the Property. The note bears interest at a 12% annual rate, payable monthly and is due within three years.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Agreement and is subject to and qualified in its entirety by reference to the Agreement filed as an exhibit to the Current Report on Form 8-K of the Company filed with the SEC on October 22, 2015.

Item 7.01.	Regulation FD Disclosure.

On November 18, 2015, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015	AINA LE’A, INC.

	By:	/s/ Robert J. Wessels
Robert J. Wessels
President, Chief Executive Officer, and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 18, 2015